Exhibit 4.7

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  NEITHER SUCH WARRANTS NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Voyager Oil & Gas, Inc.

Warrant for the Purchase

of Shares of Common Stock

Warrant No.	Number of Shares:
(subject to adjustment)
Original Issue Date: February 4, 2011

FOR VALUE RECEIVED, VOYAGER OIL & GAS, INC., a Delaware corporation (the “Company”), hereby certifies that                                     , its designee or its permitted assigns (the “Holder”), is entitled to purchase from the Company, at any time or from time to time commencing on the date hereof and prior to 5:00 P.M., New York City time, on February 4, 2016 (the “Exercise Period”) up to                                                fully paid and non-assessable shares of common stock (subject to adjustment), $.001 par value per share, of the Company for $7.10 per share (subject to adjustment as provided herein) for an aggregate purchase price of $                            .  Hereinafter, (i) said common stock, $.001 par value per share, of the Company, is referred to as the “Common Stock,” (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the “Warrant Shares,” (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the “Aggregate Warrant Price,” and (iv) the price payable for each of the Warrant Shares is referred to as the “Exercise Price.”

This Warrant is one of a series of similar warrants issued pursuant to a Securities Purchase Agreement, dated February 1, 2011, by and among the Company and the Purchasers identified therein (the “Securities Purchase Agreement”).  All such warrants, including this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant and such other similar warrants, are collectively referred to herein as the “Warrants.”  The Holder, together with the holders of all other Warrants, are collectively referred to herein as the “Holders,” and Holders of more than 50% of the outstanding Warrants are referred to as the “Majority of the Holders.”

1.             Exercise of Warrant.

(a)           At the Holder’s option, this Warrant may be exercised, in whole or in part, at any time or from time to time during the Exercise Period, by the Holder upon surrender of this Warrant (with the exercise notice attached as Appendix I hereto duly executed) at the address set forth in Section 8(a) hereof, together with (i) proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of the Company, or (ii) by indicating that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)), if then available under Section 1(d).

(b)           If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares.

(c)           Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.  The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available.

(d)           Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of an exercise notice is not then available for the resale of such Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Warrant Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the fair market value of one share of Common Stock as provided herein.

C = the exercise price for the applicable Warrant Shares at the time of such exercise.

For purposes of the above calculation, the “fair market value” of one share of Common Stock shall mean (i) the closing sale price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the exercise notice or (ii) or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

2.             Reservation of Warrant Shares.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

3.             Protection Against Dilution.

(a)           In case the Company shall hereafter (i) pay a dividend or make a distribution to any holder of its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Exercise Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto.  An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)           In case of (i) any merger or consolidation to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or (ii) any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or (iii) any statutory exchange of securities with, or tender offer by, another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), or (iv) reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 3(a) above), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reclassification, consolidation, merger, statutory exchange, tender offer, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reclassification, consolidation, merger, statutory exchange, tender offer, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant.  The above provisions of this Section 3(b) shall similarly apply to successive reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances.  The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder.  Notice of any such reclassification, consolidation, merger, statutory exchange, tender offer, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants as soon as reasonably practicable prior to such event.  A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

(c)           All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.  Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

(d)           Whenever the Exercise Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such statement to be mailed to the Holders of the Warrants.

(e)           If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 10 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

(f)            If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

(g)           In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants.  Upon such determination, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein.

4.             Fully Paid Stock; Taxes.  The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered upon the exercise of this Warrant shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Exercise Price.  The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance or delivery of any Warrant Shares upon exercise of the Warrants (other than income taxes); provided, however, that if the Warrant Shares are to be delivered in a name other than the name of the Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

5.             Investment Intent; Limited Transferability.

(a)           The Holder represents that, by accepting this Warrant, it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws.  In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof.  The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

(b)           The Holder, by its acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.  The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Securities Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Securities Act.

(c)           In addition to the limitations set forth in Section 1, this Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Securities Act and the applicable state securities “blue sky” laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose.  The Company may treat the registered Holder of this Warrant as such Holder appears on the Company’s books at any time as the Holder for all purposes.  The Company shall permit any Holder of a Warrant or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants.  All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

(d)           The Holder represents that, by accepting this Warrant, it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Warrants or the exercise of the Warrants; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

(e)           The Holder represents that, by accepting this Warrant, it did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to such Holder’s knowledge, invited by any general solicitation or general advertising.

(f)            The Holder represents that, by accepting this Warrant, it is an “accredited investor” within the meaning of Regulation D under the Securities Act and that such Holder is acquiring the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act, without prejudice, however, to such Holder’s right, subject to the provisions of the Securities Purchase Agreement, at all times to sell or otherwise dispose of all or any part of such Warrants and Warrant Shares.

(g)           Either by reason of such Holder’s business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), such Holder represents that, by accepting this Warrant, it has the capacity to protect such Holder’s interests in connection with the transactions contemplated by this Warrant.

6.             Loss, etc., of Warrant.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7.             Warrant Holder Not Stockholder.  This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

8.             Communication.  No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

(a)           the Company at:

Voyager Oil & Gas, Inc.

2812 First Avenue North, Suite 506

Billings, MT 59101

Facsimile: 406.245.4914

or such other address as the Company has designated in writing to the Holder, or

(b)           the Holder at:

or other such address as the Holder has designated in writing to the Company.

9.             Headings.  The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

10.           Applicable Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

11.           Amendment, Waiver, etc.  Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Majority of the Holders. Notwithstanding the foregoing, (i) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Holder only in a manner which applies to all Warrants in the same fashion and (ii) the number of Warrant Shares subject to this Warrant, the Exercise Price, and the provisions of Sections 1, 2 and 13 hereof, may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Holder (it being agreed that an amendment to or waiver under any of the provisions of Section 3 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price).  The Company shall give prompt written notice to the Holder of any amendment hereof or waiver hereunder that was effected without such Holder’s written consent.  No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

*****remainder of page intentionally left blank—signature page to follow*****

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed this       day of February, 2011.

VOYAGER OIL & GAS, INC.

By:
Name:
Title:

APPENDIX I

Form of Exercise Notice

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrants)

To:                              Voyager Oil & Gas, Inc.

2812 First Avenue North, Suite 506

Billings, MT 59101

(1)                                  The undersigned is the Holder of Warrant No.        (the “Warrant”) issued by Voyager Oil & Gas, Inc. a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)                                  The undersigned hereby exercises its right to purchase                      Warrant Shares pursuant to the Warrant.

(3)                                  The Holder elects to (indicate one of the following):

(i) pay the sum of $               in immediately available funds to the Company in accordance with the terms of the Warrant;

(ii)                                  effectuate a “Cashless Exercise” in accordance with the terms of the Warrant.

(4)                                  Pursuant to this Exercise Notice, the Company shall deliver to the Holder                            Warrant Shares in accordance with the terms of the Warrant.

(5)                                  [INCLUDE ONLY IF WARRANT CONTAINS BLOCKER PROVISION AT THE REQUEST OF THE PURCHASER.] [By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby, the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.]

Dated: ,

Name of Holder:

By:
Name:
Title:
(Signature must conform in all respects to name of
Holder as specified on the face of the Warrant)

ASSIGNMENT

FOR VALUE RECEIVED                                hereby sells, assigns and transfers unto                                          the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint                                           , attorney, to transfer said Warrant on the books of Voyager Oil & Gas, Inc.

Dated:	, 20	Name of Holder:

By:
Name:
Title:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED                                hereby assigns and transfers unto                                          the right to purchase                shares of Common Stock, par value $.001 per share, of Voyager Oil & Gas, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint                                         , attorney, to transfer such part of said Warrant on the books of the Company.

Dated:	, 20	Name of Holder:

By:
Name:
Title:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)